UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 21, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
001-31737	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Retail Base Rate Case” of Gulf Power Company (“Gulf Power”) in Item 7 and Note 3 to the financial statements of Gulf Power under “Retail Regulatory Matters - Retail Base Rate Case” in Item 8 of Gulf Power’s Annual Report on Form 10-K for the year ended December 31, 2012 for information regarding Gulf Power’s authorized retail rate of return on common equity (“ROE”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Retail Base Rate Case” of Gulf Power and Note (B) under “Retail Regulatory Matters - Gulf Power - Retail Base Rate Case” to the Condensed Financial Statements in Gulf Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 for information regarding the petition Gulf Power filed with the Florida Public Service Commission (the “Florida PSC”) requesting an increase in Gulf Power’s retail rates to generate additional gross annual revenues and a step adjustment in base rates for costs associated with certain transmission system upgrades.
On November 21, 2013, Gulf Power and all of the intervenors in its retail base rate case reached a settlement agreement (the “Settlement Agreement”) with respect to Gulf Power’s request to increase retail rates, which must be approved by the Florida PSC. Under the terms of the Settlement Agreement, Gulf Power would (1) increase base revenues by $35 million in 2014 and by an additional $20 million in 2015; (2) continue its current authorized retail ROE midpoint and range; and (3) accrue a return similar to an allowance for funds used during construction on certain transmission system upgrades that go into service after January 2014 until the next retail rate case or January 1, 2017, whichever comes first.
The Settlement Agreement also includes a self-executing adjustment mechanism that would increase the authorized ROE midpoint and range by 25 basis points in the event the 30-year treasury yield rate increases by an average of at least 75 basis points above 3.7947% for a consecutive six-month period.

The Settlement Agreement also provides that Gulf Power may reduce depreciation expense and record a regulatory asset for cost of removal in an amount up to $62.5 million between January 2014 and June 2017. Any such depreciation expense reductions would be limited on a monthly basis to the amount necessary to reach the midpoint of the authorized ROE range then in effect. Recovery of the regulatory asset will occur over a period to be determined by the Florida PSC in Gulf Power’s next base rate case or next depreciation and dismantlement study proceeding, whichever comes first.
Pursuant to the Settlement Agreement, Gulf Power may not request an increase in its retail base rates to be effective until after June 2017, unless Gulf Power’s actual retail ROE falls below the authorized ROE range.
The Florida PSC is expected to consider whether to approve the Settlement Agreement in December 2013.
The ultimate outcome of these matters cannot now be determined.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:November 22, 2013	GULF POWER COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary

4